THE SECURITIES REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN
         REGISTERED UNDER THE SECURITIES ACT OF 1933 (The "Act") AND MAY
                NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH
               REGISTRATION OR AN EXEMPTION FROM THE REGISTRATION
                          REQUIREMENTS UNDER THE "Act".

            Void After 5:00 PM, California Time, on December 31, 1999

                         OPTION TO PURCHASE COMMON STOCK

                                       OF

                                 Home Web, Inc.

     This is to certify that, for value received, HOLDER, (the "Holder") is entitled to purchase, subject to the provisions of this Option, from Home Web, Inc., a Nevada Corporation (the "Company"), an aggregate of SHARE NUMBER
(NUMBER) shares of the Company's Common Stock (the "Common Stock"), in the amounts, and during the exercise periods as set forth below:

     Option A: SHARE NUMBER  (NUMBER) share   options issued   upon the  Company
               receiving $DOLLARS in proceeds from their proposed stock offering, at an exercise price of one penny ($.01) per share from June 1, 1997 until December 31, 1999.

     The exercise periods for each of the Options are hereinafter referred to as
the  "Exercise  Period."  Hereinafter,   reference  to  "Option"  shall  include
Option(s) A.

     The number of shares of Common Stock to be received upon the exercise of this Option and the price to be paid for each share of Common Stock may be adjusted from time to time as, hereinafter, set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Option Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

     1. Exercise of Option. Subject to the provisions of Section (8) hereof, this Option may be exercised in whole or in part at any time or from time to time during the Exercise Period by presentation and surrender of this Option to the Company at its principal office, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of shares specified in such form. If this Option should be exercised in part only, the Company shall, upon surrender of this Option for cancellation, execute and deliver a new Option evidencing the rights of the




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Holder thereof to purchase the balance of the shares purchasable  hereunder.  If the Option Shares are not to be issued in the name of or delivered to the person to whom the Option is registered, the Purchase Form shall also state the name of the persons to whom the certificates for the Option Shares are to be issued or delivered. Upon receipt by the Company of this Option and payment of the Exercise Price at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Following proper exercise of this Option, a certificate for the shares purchased, registered in the name of the person entitled to receive such shares, shall be promptly delivered to such person. The Company acknowledges that the Holder has agreed to provide certain consulting services to the Company on a cash for services basis and that the Exercise

     Price of Option A may be paid, in lieu of and at Holder's request, as consideration for services rendered to the Company by the Holder at a value equal to, and not to exceed, the Exercise Price.

     2. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and/or delivery upon exercise of this Option such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of this Option. All shares issued upon proper exercise of this Option shall be validly issued, fully paid and non-assessable.

     3. Fractional Shares. No fractional shares shall be issued upon the exercise of this Option and no compensation or reimbursement shall be payable by the Company on account of any adjustments under Section 6 that would otherwise permit a fractional share to be purchased upon an exercise of a Option.

     4. Exchange, Transfer or Loss of Option. This Option is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Subject to Section 8, upon surrender of this Option to the Company with the Assignment Form annexed hereto duly executed, the Company shall, without charge, execute and deliver a new Option in the name of the assignee named in such instrument of assignment, this Option shall promptly be canceled and such assignee shall be deemed to be the Holder of this Option. This Option may be divided or combined with any other Options which carry the same rights upon presentation thereof at the office of the Company, together with a written notice specifying the names and denominations in which new Options are to be issued and signed by the Holder hereof. The term "Option" as used herein includes any Options


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into which this Option may be divided or exchanged.  Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Option, and, in the case of loss, theft or destruction, of reasonably satisfactory indemnification, and upon surrender and cancellation of this Option, if mutilated, the Company will execute and deliver a new Option of like tenor and date.

     5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Option and are not enforceable against the Company except to the extent set forth herein.

     6. Anti-Dilution Provisions. The Exercise Price and the number and kind of securities available for purchase upon the exercise of this Option shall be subject to adjustment from time to time upon the happening of certain events as hereinafter provided. The Exercise Price in effect at any time and the number and kind of securities purchasable upon exercise of this Option shall be subject to adjustment as follows:

          (a) Stock Dividends, Splits and Similar Transactions. In case the Company shall (i) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding Common Stock into a smaller number of shares, the Exercise Price and the number of shares purchasable upon further exercise of this Option in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that, by exercising this Option after such date the Holder shall be entitled to receive the same number of shares which, if such Option had been exercised immediately prior to such date, it would have received upon such exercise immediately followed by such event. For example, if there should be a 2-for- 1 stock split of the Common Stock, the Exercise Price shall be divided by two and the number of shares purchasable upon further exercise of this Option shall be doubled. Such an adjustment shall be made successively whenever any event listed above shall occur.

          (b) Reorganizations, Mergers and Similar Transactions. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger in which the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of authorized outstanding shares upon exercise of this Option), or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Option to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of


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    the number of shares of Common  Stock  which might have been  received  upon exercise of this Option followed immediately by such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Option. The foregoing provisions of this Section 6 (b) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

          (c) Notice to Holder. Whenever the Exercise Price or number or type of shares purchasable upon exercise of this Option is adjusted, as herein provided, the Company shall promptly cause a notice setting forth the adjusted Exercise Price and adjusted number of shares issuable upon exercise of this Option to be mailed to the Holder, at its last address appearing in the records of the Company.

          (d) Shares Other Than Common Stock. In the event that at any time, as a result of an adjustment made pursuant to the provisions herein, the Holder of this Option thereafter shall become entitled to receive any shares of the Company, other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Option shall be subject to adjustment from time to time in a manner and on ternis as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 6.

          (e) Use of Certificate. Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Option, the Option certificate thereto fore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Option certificate previously issued pursuant to this Agreement.

     7. Notices to Option Holder. So long as this Option shall be outstanding, if the Company shall pay any dividend or make any distribution upon the Common Stock, or if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case the Company shall cause to be mailed by certified mail to the Holder, at least fifteen (15) days prior to the date specified in (a) or (b) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (a) a record date is to be taken for the purpose of such dividend distribution or rights, or
(b) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any, to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.



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     8. Restrictions on Transfers and Compliance with Securities Laws.

          (a) Transfer Restrictions. This Option and the Option Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities law. The Holder, by acceptance of this Option, agrees that, absent an effective registration statement under that Act covering the transfer of this Option or the Option Shares, it will not sell, pledge or otherwise transfer any or all of this Option or the Option Shares without first providing the Company with an opinion of counsel or other evidence reasonably satisfactory to the Company to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Securities Act.

          (b) Exercise Requirements. Subject to the terms of the Registration Rights Agreement described in Section 8(d) below, the Company shall not be required to register the Option Shares under the Securities Act and, in connection with the Holder's exercise of this Option, the Company shall be entitled to utilize applicable private placement exemptions from the registration requirements under state and federal securities laws. At the time of such exercise, the Company may require reasonable representations from the Holder appropriate to satisfy the requirements of such private placement exemptions.

          (c) Representation by Holder. The Holder represents that this Option has been acquired for his own account and not with a view to or for sale in connection with any distribution of this Option or the Option Shares.

     9. Notices. Any notice or other communication which is given to a party under this Option shall be in writing and shall be deemed given, in the case of an individual party, when personally delivered to that party, or when delivered, addressed to that party, at the following address:

                               If to the Company:

                                 Home Web, Inc.
                           380 Foam Street, Suite 210
                           Monterey, California 93940

                                If to the Holder:

                                      NAME
                                     ADDRESS
                                CITY, STATE ZIP

Either party may, by giving notice to the other party as provided in this paragraph, change the address to which or the person to whose attention notices to that party shall be given.



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     10.  Amendment  or  Modification  of Option.  This Option may be  modified, altered or amended only by a written signed document by both the registered Holder and the Company.

     11. California Law. This Option to be governed by in accordance with the laws of the State of California.

     12. Successors and Assigns. Subject to the restrictions of transfer set forth in Section 8, this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and/or assignees.

     13. Attorneys'Fees. In any action or proceeding to enforce or relating to rights or obligations under this Option, the prevailing party shall be entitled to recover its reasonable attorneys' fees in addition to its costs and other available remedies.

     IN WITNESS WHEREOF, the parties have entered into Amendment this____ day of _____, 1998 at Monterey, California.

Date Options Issued:______________


For the Company:

---------------------------------------         -----------
DENNIS DAVIS, PRESIDENT                         Date


For the Holder:


---------------------------------------         -----------
NAME                                            Date

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